As filed with the Securities and Exchange Commission on March 1, 2024
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A non-voting common stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 -- Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On March 1, 2024, two members of the Board of Directors (the “Board”) of Oppenheimer Holdings Inc. (the “Company”), William J. Ehrhardt, 79, and A. Winn Oughtred, 80, verbally notified the Company that they will be retiring and do not plan to stand for re-election to the Board at the 2024 Annual Meeting of Stockholders of the Company to be held in May 2024. Mr. Ehrhardt has served as a member of the Board since 2008 and is currently the Chair of the Audit Committee and a member of the Compensation and Compliance Committees of the Board while Mr. Oughtred has served as a member of the Board since 1979 and is currently the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Compliance Committees of the Board. Neither has any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Neither has had any written correspondence with the Company concerning his retirement.

(d) On March 1, 2024, the Board of the Company temporarily increased the size of the Board and elected Suzanne Spaulding, 67, a director of the Company effective at the close of business March 1, 2024. Ms. Spaulding currently serves as Senior Adviser at the Center for Strategic and International Studies since 2018. She served as under secretary for the National Protection and Programs Directorate at the Department of Homeland Security (DHS) from October 2011 to January 2017 where she was effectively the CEO with a rank equivalent to a four-star general managing a $3 billion budget and a workforce of 18,000. Ms. Spaulding currently sits on the Board of Directors for George Washington University’s Center for Cyber & Homeland Security; the Advisory Board of Harvard University’s Defending Digital Democracy project; and the faculty of the National Association of Corporate Directors. She has served on the boards of American Megatrends Inc. (AMI) since October 2021, Hidden Level, Inc. since June 2021, Texas Reliability Entity, Inc. since January 2021, Defending Digital Campaigns since September 2019 and Girl Security since September 2018. She has chaired the Cyber Advisory Board for Chubb since May 2021, served on the leadership counsel for Women in National Security since January 2021, been an advisor to Nozomi Networks since August 2018 and been a member of The Homeland Security Experts Group since March 2017. She was a commissioner with the U.S. Cyberspace Solarium Commission from August 2019 to December 2020. Ms. Spaulding earned her BA and JD degrees from the University of Virginia. Ms. Spaulding brings extensive cybersecurity, legal, risk management and strategic planning experience to the Board. She is expected to serve on the Nominating and Corporate Governance Committee and the Audit Committee of the Company’s Board of Directors and to participate in the Company’s 2024 Incentive Plan with other directors.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: March 1, 2024 By: /s/ Albert G. Lowenthal Name: Albert G. Lowenthal Title: Chief Executive Officer (Duly Authorized Officer)

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